                                                                    Exhibit 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated March 5, 1999 (except with respect to the matter discussed in Note 2, as to which the date is April 15, 1999) included in Universal Display Corporation's Form 10-KSB/A for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.


                                                     /s/ Arthur Andersen LLP


Philadelphia, Pa.,
December 13, 1999